UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2010

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 22, 2010, Murphy Oil Corporation issued a news release announcing that its Board of Directors has approved plans for exiting the Company’s refining businesses. The refineries at Superior, Wisconsin, Meraux, Louisiana, and Milford Haven, Wales, along with the retail system in the United Kingdom, will be placed for sale, with an anticipated transaction being completed in the first quarter of 2011. The full text of this news release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	A news release dated July 22, 2010 announcing that its Board of Directors has approved plans for exiting the Company’s refining businesses is attached hereto as Exhibit 99.1. The refineries at Superior, Wisconsin, Meraux, Louisiana, and Milford Haven, Wales, along with the retail system in the United Kingdom, will be placed for sale, with an anticipated transaction being completed in the first quarter of 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/S/ JOHN W. ECKART
John W. Eckart
Vice President and Controller

Date: July 26, 2010

Exhibit Index

99.1	News release dated July 22, 2010, as issued by Murphy Oil Corporation.